EXHIBIT 99.1

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Macromedia Reports Second Quarter Fiscal Year 2004 Results

Macromedia, Inc (Nasdaq: MACR)

Summary Financial Results

(in millions, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2003	2002	2003	2002
Net Revenues	$89.9	$85.9	$172.9	$170.2
EPS—GAAP	$0.14	$(0.19)	$0.24	$(0.23)
EPS—Pro Forma	$0.14	$0.13	$0.25	$0.13

SAN FRANCISCO, Calif.—October 22, 2003—Macromedia (Nasdaq: MACR) today announced its second quarter fiscal year 2004 financial results. Net revenues for the three months ended September 30, 2003 were $89.9 million, compared with net revenues of $85.9 million reported in the comparable period a year ago. Net income for the three months ended September 30, 2003, was $9.8 million or $0.14 per diluted share, compared to a net loss of $11.7 million or $0.19 per share for the comparable period a year ago. Pro forma net income for the second quarter of fiscal year 2004 was $10.1 million or $0.14 per diluted share, compared to pro forma net income of $7.8 million or $0.13 per diluted share for the second quarter of fiscal year 2003.

“With the continuing explosion in digital devices for all kinds of users, and for so many different applications, our market opportunity has never been greater. This quarter, our new products and services really started to gain traction as our solution set broadens,” said Rob Burgess, chairman and CEO, Macromedia. “We are confident our leading brands like Dreamweaver and Flash will continue to play greater roles in enabling better user experiences.”

Macromedia today also announced its intent to acquire eHelp Corporation (see separate press release), a privately-held company based in San Diego. eHelp is the market leader in help authoring and Macromedia Flash-based software demonstration solutions.

Business Initiatives Update

This quarter Macromedia continued to advance its agenda in its three key markets of design/development, information convenience and mobile solutions.

Design/Development

In mid-September, Macromedia shipped the first MX 2004 products, which are major upgrades to its highly successful MX family. The MX 2004 line includes: Macromedia Studio MX 2004, the next-generation of the company’s best-selling product suite; Dreamweaver MX 2004, which makes Cascading Style Sheets (CSS) approachable by delivering deep CSS support in a visual development environment; Fireworks MX 2004, which features a new array of graphics tools and effects; and Macromedia Flash MX 2004, which makes Flash more approachable to new users and introduces a new extensibility architecture. The company also introduced Flash MX Professional 2004, which delivers a forms-based development approach that enables application developers familiar with traditional visual development environments to build applications that blend the richness of the desktop with the reach of the web. Also delivered with the MX 2004 family was Flash Player 7, which doubles the performance of rich content and applications.

In August, Macromedia shipped ColdFusion MX 6.1, which increases runtime performance over the prior release by up to five times. ColdFusion has seen significant growth in the government and North American corporate sectors. Also in the server space, JRun renewed its Java 2 Platform, Enterprise Edition (J2EE) licensing agreement with Sun Microsystems, Inc., and continues to deliver commercial-grade, highly affordable J2EE technology to more than 10,000 businesses and ISVs worldwide.

The MX family also continued to receive widespread industry accolades, including: CNET Editors’ Choice Awards (Dreamweaver MX 2004, Flash MX 2004 and Fireworks MX 2004); Seybold “Hot Pick” (Studio MX 2004); PC Magazine’s 5-Star Award (Studio MX 2004); Windows & .NET Magazine Second Annual Reader’s Choice Award for Best Development Tools and Best Website Development Tools (Dreamweaver MX) and the InfoWorld Reader’s Choice Award for Best App Dev and Integration Product (Studio MX).

Information Convenience

Contribute 2, which began shipping at the end of July, is the easiest way for individuals and teams to update and manage content on existing websites. Since its introduction, close to 100,000 units have shipped to 40,000 customers. Volume sales are emerging as a growing part of this business and, although small businesses continue to be the largest market for Contribute, government, large business, education and non-profit organizations are increasingly adopting the product.

During the quarter, Macromedia also introduced Breeze Live, which enables companies to train and communicate online in real-time through integrated presentations, video, audio, and desktop screen sharing. Breeze Live is the latest add-on module for the Breeze presentation platform, which also continued its momentum, adding more than 35 new enterprise and education customers this quarter.

In September, the company unveiled a public beta release of Macromedia Central, providing a new way for people to interact with Internet information without relying on a continuous connection. Macromedia made the beta available on One Unwired Day, sponsored by partner Intel. There are more than 1,000 active beta users, with participants joining daily.

Mobile

This quarter the mobile team continued to make progress, strengthening and extending existing relationships with companies such as Sony Corporation, Samsung and LeapFrog while signing new agreements around the world with companies including Korea Interactive TV, Futurecom, Tight Audio Systems, DST Corp. and Joytek. In addition, NTT DoCoMo is now shipping Flash on six models of the 505i i-mode phones, and the new 505iS series phones start shipping this month.

At the DEMOmobile conference in mid-September, Macromedia previewed FlashCast, a software/service combination for mobile phones that delivers news, photos, and other information with the look of Flash. FlashCast is a rich, easy-to-use interface that allows content producers to deliver services to mobile phone users. While this technology is still in early stages, initial response from the mobile phone operators has been consistently positive.

Business Outlook—Third Quarter Fiscal Year 2004

For the quarter ending December 31, 2003, Macromedia expects net revenues to be in the range of $85 to $95 million, with gross margins in the 89 to 91 percent range, and an operating profit margin between 10 and 15 percent. For the fiscal year ending March 31, 2004, the company is expecting revenue to increase from the previous fiscal year by 5 to 10 percent and an operating profit margin of between 10 and 15 percent. These forward-looking statements are subject to risks and uncertainties discussed below and do not take into account the pending acquisition of eHelp Corporation. Therefore, actual results may differ materially from such forward-looking statements.

Pro Forma Results

Macromedia’s pro forma results for the three and six months ended September 30, 2003 and 2002, differ from results reported under U.S. GAAP due to adjustments for the following items reported in its condensed consolidated results from operations:

•	Non-cash charges for:

•	The amortization of deferred stock compensation resulting from the issuance of stock options to employees at an exercise price below the fair-market value on the date of grant;

•	The amortization and impairments of acquired technology and intangible assets;

•	Gains and losses on cost-basis and available-for-sale investments;

•	The reversal of a previously recorded litigation charge.

Pro forma results for the three and six months ended September 30, 2003 and 2002, reflect an assumed tax rate of 20 percent. See the attached financial table for a reconciliation of GAAP and pro forma results.

Conference Call

Macromedia’s second quarter fiscal year 2004 financial results teleconference is scheduled to begin at 2:30 p.m. Pacific Time / 5:30 p.m. Eastern Time on Wednesday, October 22, 2003. In addition to the teleconference, a Macromedia Breeze presentation will be available on our website before the teleconference begins. To access the presentation, please visit http://www.macromedia.com/MACR/. After the conclusion of the teleconference, a replay of the conference call will be available on the company’s website.

About Macromedia

Experience matters. Macromedia is motivated by the belief that great experiences build great businesses. Our software empowers millions of business users, developers, and designers to create and deliver effective, compelling and memorable experiences—on the Internet, on fixed media, on wireless, and on digital devices.

Cautionary Note about Forward Looking Statements

Matters discussed in this news release may be considered forward looking statements, including those under the heading “Business Outlook” that relate to expected future financial results which involve risks and uncertainties. Such risks and uncertainties include those related to customer acceptance of new products and services and new versions of existing products, risks associated with integration of acquired products and technologies, the risk of adequately evolving our internal systems and processes in a dynamic business environment, the risk of delays in product development and release dates, new regulations and other legislative actions that may materially increase the cost of compliance and doing business, risks associated with participating in international markets, including, but not limited to, foreign policies, market instability, and regulations in the applicable foreign countries, general adverse economic conditions in the markets in which we participate, the impact of competition, the economic condition in the domestic and significant international markets in which the company operates, dependence on the growth of the Internet, quarterly fluctuations of the operating results, the dependence on distributors and risks of product returns, risk associated with potential litigation and intellectual property ownership claims against the company and others in the industry, volatility of the company’s stock and other risks detailed from time to time in the company’s filings with the SEC, including without limitation, its annual report on Form 10-K for the fiscal year ended March 31, 2003, and its quarterly reports on Form 10-Q, as they may be updated or amended with future filings. The actual results the company achieves may differ materially from any forward looking statements due to such risks and uncertainties.

NOTE: Macromedia, the Macromedia logo, Macromedia Dreamweaver, Macromedia Flash, Macromedia Contribute, Macromedia Central, Macromedia Fireworks, Macromedia ColdFusion, Macromedia JRun, and Macromedia Breeze are trademarks or registered trademarks of Macromedia, Inc., which may be registered in the United States and internationally. Other product or service names mentioned herein are the trademarks of their respective owners.

MACROMEDIA, INC.

Condensed Consolidated Statements of Operations

Impact of Pro Forma Adjustments on Reported Net Income (Loss)

(In thousands, except per share data and percentages)

(unaudited)

	Three months ended September 30, 2003				Three months ended September 30, 2002
	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Net revenues	$89,871	$—		$89,871	$85,866	$—		$85,866
Cost of revenues:
Cost of net revenues	7,875	—		7,875	8,089	(15	)(A)	8,074
Amortization and impairment of acquired technology	319	(319	)(B)	—	18,498	(18,498	)(B)	—

Total cost of revenues	8,194	(319)		7,875	26,587	(18,513)		8,074

Gross profit	81,677	319		81,996	59,279	18,513		77,792

Operating expenses:
Sales and marketing	38,198	—		38,198	35,474	(43	)(A)	35,431
Research and development	23,282	—		23,282	23,674	(31	)(A)	23,643
General and administrative	8,575	—		8,575	9,761	(9	)(A)	9,752
Amortization and impairment of intangible assets	247	(247	)(C)	—	2,182	(2,182	)(C)	—

Total operating expenses	70,302	(247)		70,055	71,091	(2,265)		68,826

Operating income (loss)	11,375	566		11,941	(11,812)	20,778		8,966
Other income:
Interest income and other, net	635	—		635	739	—		739
Gain on investments	780	(780	)(D)	—	53	(53	)(D)	—

Total other income	1,415	(780)		635	792	(53)		739

Income (loss) before income taxes	12,790	(214)		12,576	(11,020)	20,725		9,705
Provision for income taxes	(2,970)	455	(E)	(2,515)	(643)	(1,298	)(E)	(1,941)

Net income (loss) applicable to common stockholders	$9,820	$241		$10,061	$(11,663)	$19,427		$7,764

Net income (loss) per common share:
Basic	$0.16				$(0.19)
Diluted	$0.14			$0.14	$(0.19)			$0.13
Weighted average common shares outstanding used for basic and diluted income (loss) per common share:
Basic	63,210				60,040
Diluted	69,540			69,540	60,040			60,150
Gross Margin
Gross profit as a percentage of net revenues	91%			91%	69%			91%
Operating Margin
Operating income (loss) as a percentage of net revenues	13%			13%	(14)%			10%

Reclassifications

Historical amounts have been reclassified to conform to the current presentation and to reflect amortization and impairment of acquired technology as a component of cost of revenues.

Macromedia’s pro forma results for the three months ended September 30, 2003 and 2002 differ from results reported under U.S. GAAP due to adjustments for the following items reported in its consolidated statements of operations:

(A)	The amortization of non-cash stock compensation resulting from the issuance of stock options to employees at an exercise price below the fair-market value on the date of grant of $98 during the three months ended September 30, 2002.
(B)	Amortization expense of acquired technology of $319 for the three months ended September 30, 2003 and amortization expense of acquired technology of $2,833 and an impairment charge of $15,665 in the three months ended September 30, 2002 for developed technology related to our fiscal year 2001 acquisition of Allaire Corporation.
(C)	Amortization expense of $247 for the three months ended September 30, 2003 and amortization expense of $531 and an impairment charge of $1,651 for the three months ended September 30, 2002 related to intangible assets.
(D)	A cash gain from investments of $780 and $53 realized during the three months ended September 30, 2003 and 2002, respectively, resulting from the sale of an available-for-sale equity security and cash proceeds received from a privately-held equity investment.
(E)	Pro forma results for the three months ended September 30, 2003 and 2002 reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates.

MACROMEDIA, INC.

Condensed Consolidated Statements of Operations

Impact of Pro Forma Adjustments on Reported Net Income (Loss)

(In thousands, except per share data and percentages)

(unaudited)

	Six months ended September 30, 2003				Six months ended September 30, 2002
	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Net revenues	$172,935	$—		$172,935	$170,160	$—		$170,160
Cost of revenues:
Cost of net revenues	15,064	—		15,064	19,182	(31	)(A)	19,151
Amortization and impairment of acquired technology	638	(638	)(B)	—	21,331	(21,331	)(B)	—

Total cost of revenues	15,702	(638)		15,064	40,513	(21,362)		19,151

Gross profit	157,233	638		157,871	129,647	21,362		151,009

Operating expenses:
Sales and marketing	72,874	—		72,874	72,870	(86	)(A)	72,784
Research and development	46,582	—		46,582	50,046	(62	)(A)	49,984
General and administrative	18,277	—		18,277	20,374	(18	)(A)	20,356
Amortization and impairment of intangible assets	494	(494	)(C)	—	2,713	(2,713	)(C)	—

Total operating expenses	138,227	(494)		137,733	146,003	(2,879)		143,124

Operating income (loss)	19,006	1,132		20,138	(16,356)	24,241		7,885
Other income:
Interest income and other, net	1,352	—		1,352	1,887	—		1,887
Gain (loss) on investments	845	(845	)(D)	—	(750)	750	(D)	—
Litigation settlement	—	—		—	2,822	(2,822	)(E)	—

Total other income	2,197	(845)		1,352	3,959	(2,072)		1,887

Income (loss) before income taxes	21,203	287		21,490	(12,397)	22,169		9,772
Provision for income taxes	(4,653)	356	(F)	(4,297)	(1,250)	(704	)(F)	(1,954)

Net income (loss) applicable to common
stockholders	$16,550	$643		$17,193	$(13,647)	$21,465		$7,818

Net income (loss) per common share:
Basic	$0.27				$(0.23)
Diluted	$0.24			$0.25	$(0.23)			$0.13
Weighted average common shares outstanding used for basic and diluted income per common share:
Basic	62,450				59,800
Diluted	67,640			67,640	59,800			60,550
Gross Margin
Gross profit as a percentage of net revenues	91%			91%	76%			89%
Operating Margin
Operating income (loss) as a percentage of net revenues	11%			12%	(10)%			5%

Reclassifications

Historical amounts have been reclassified to conform to the current presentation and to reflect amortization and impairment of acquired technology as a component of cost of revenues.

Macromedia's pro forma results for the six months ended September 30, 2003 and 2002 differ from results reported under U.S. GAAP due to adjustments for the following items reported in its consolidated statements of operations:

(A)	The amortization of non-cash stock compensation resulting from the issuance of stock options to employees at an exercise price below the fair-market value on the date of grant of $197 during the six months ended September 30, 2002.
(B)	Amortization expense of acquired technology of $638 for the six months ended September 30, 2003 and amortization expense of acquired technology of $5,666 and an impairment charge of $15,665 in the six months ended September 30, 2002 for developed technology related to our fiscal year 2001 acquisition of Allaire Corporation.
(C)	Amortization expense of $494 for the six months ended September 30, 2003 and amortization expense of $1,062 and an impairment charge of $1,651 for the six months ended September 30, 2002 related to intangible assets.
(D)	A gain on investments of $845 recorded upon the sale of a publicly traded investment and receipt of cash proceeds from a privately held investment recorded during the six months ended September 30, 2003 and a loss on investments of $750 resulting from an other-than-temporary decline in the fair market value of investments during the six months ended September 30, 2002.
(E)	The reversal of a previously-recorded litigation charge of $2,822 related to a patent infringement case, in which the Company and the plaintiff entered into a settlement agreement whereby the claims of both parties were dismissed.
(F)	Pro forma results for the six months ended September 30, 2003 and 2002 reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates.

MACROMEDIA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

ASSETS	September 30, 2003	March 31, 2003
Current assets:
Cash, cash equivalents and short-term investments	$249,397	$215,586
Accounts receivable, net	34,163	27,610
Prepaid expenses and other current assets	12,168	13,546
Deferred income taxes	10,314	10,314

Total current assets	306,042	267,056
Property and equipment, net	44,476	34,856
Goodwill and other intangible assets, net	204,786	205,918
Other non-current assets	19,958	19,593

Total assets	$575,262	$527,423

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,469	$6,714
Accrued liabilities and income taxes payable	53,707	49,735
Accrued restructuring	7,039	11,024
Unearned revenues	30,980	33,916

Total current liabilities	97,195	101,389
Accrued restructuring, non-current	16,869	20,064
Other non-current liabilities	6,383	6,440

Total liabilities	120,447	127,893
Total stockholders' equity	454,815	399,530

Total liabilities and stockholders' equity	$575,262	$527,423